UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2014

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Ameriprise Selected Dealer Agreement

On December 31, 2014, Hines Global REIT II, Inc. (“Hines Global II”), Hines Securities, Inc. (the “Dealer Manager”), Hines Global REIT II Advisors LP (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a selected dealer agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise will act as a selected dealer to solicit, on a best efforts basis, subscriptions for shares of common stock in connection with Hines Global II's public offering (the “Offering”). Hines Global II, the Dealer Manager and the Advisor are affiliates of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global II, and of Jeffrey C. Hines, the Chairman of the board of directors of Hines Global II.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission up to to seven percent (7.0%) of the price of each share sold by Ameriprise (except for shares sold pursuant to Hines Global II's distribution reinvestment plan (the “DRP”)); (ii) pay Ameriprise a marketing fee of up to one and one-half percent (1.5%) of the gross proceeds of shares sold by Ameriprise (except for shares sold pursuant to the DRP); (iii) reimburse Ameriprise for bona fide, separately invoiced due diligence investigation expenses incurred by Ameriprise in connection with the Offering; and (iv) subject to applicable Financial Industry Regulatory Authority limitations, pay for Ameriprise's costs of technology associated with the Offering, related costs and expenses and other expenses related to the facilitation of the marketing of the Offering and the ownership of Offering shares by Ameriprise's customers. The 7.0% selling commission payable to Ameriprise pursuant to the Selected Dealer Agreement may be reduced or eliminated with respect to subscriptions subject to a separate fee arrangement between the investor and Ameriprise or volume or other discounts that are described in the Selected Dealer Agreement and the prospectus for the Offering.

Pursuant to the terms of the Selected Dealer Agreement, the Company is required to adopt and disclose a valuation policy in the Prospectus for its Offering, and to disclose an estimated net asset value per share based upon a valuation determined by an independent valuation firm no later than 45 days after the end of the calendar quarter that is two years after the effective date of the Offering.

Subject to certain limitations set forth in the Selected Dealer Agreement, Hines Global II, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made by Hines Global II, the Dealer Manager or the Advisor in connection with the Offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or by the breach by Hines Global II, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise of these matters on a joint and several basis with the other entities and Hines Global II has agreed to indemnify and reimburse Hines for any amounts Hines is required to pay pursuant to this indemnification.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the sale of shares by Ameriprise, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, Ameriprise's ability to sell the shares, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in Hines Global II’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

January 7, 2015	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer